January 2025

Pricing Supplement No. 5,603

Registration Statement Nos. 333-275587; 333-275587-01
Dated January 8, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Callable Contingent Income Securities due January 13, 2028

Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF (which we refer to together as the “underlying shares”) on the related observation date is at or above 70% of its respective initial share price, which we refer to as the respective coupon barrier level. If the determination closing price of any of the underlying shares is less than the coupon barrier level for such underlying shares on any observation date, we will pay no interest for the related monthly period. In addition, beginning on April 11, 2025, we will redeem the securities on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus any contingent monthly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” below, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying shares. At maturity, if the securities have not previously been redeemed and if the final share price of each of the underlying shares is greater than or equal to 60% of its respective initial share price, which we refer to as the downside threshold level, the payment at maturity will be the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to the respective coupon barrier level, the related contingent monthly coupon. If, however, the final share price of any of the underlying shares is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any of the underlying shares and also the risk of not receiving any monthly coupons during the entire 3-year term of the securities. Because payments on the securities are based on the worst performing of the underlying shares, a decline beyond the respective coupon barrier level and/or respective downside threshold level, as applicable, of any of the underlying shares will result in few or no contingent monthly coupons and/or a significant loss of your investment, as applicable, even if the other underlying shares have appreciated or have not declined as much. Investors will not participate in any appreciation in any of the underlying shares. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest if any of the underlying shares closes below the coupon barrier level for such underlying shares on the observation dates, and the risk of an early redemption of the securities based on the output of a risk neutral valuation model. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	SPDR® S&P® Biotech ETF (the “XBI Shares”), SPDR® S&P® Regional Banking ETF (the “KRE Shares”) and VanEck® Gold Miners ETF (the “GDX Shares”)
Aggregate principal amount:	$1,250,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	January 8, 2025
Original issue date:	January 13, 2025 (3 business days after the pricing date)
Maturity date:	January 13, 2028
Call feature:

Beginning on April 11, 2025, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the securities, we will give you notice no later than the observation date preceding the redemption date specified in the notice. No further payments will be made on the securities once they have been redeemed.

Contingent monthly coupon:

If, on any observation date, the determination closing price of each of the underlying shares is greater than or equal to its respective coupon barrier level, we will pay a contingent monthly coupon at an annual rate of 18.30% (corresponding to approximately $15.25 per month per security) on the related contingent coupon payment date.

If, on any observation date, the determination closing price of any of the underlying shares is less than the coupon barrier level for such underlying shares, no contingent monthly coupon will be paid with respect to that observation date. It is possible that one or more of the underlying shares will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons.

Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to the respective coupon barrier level, the contingent monthly coupon with respect to the final observation date.

If the final share price of any of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$986.50 per security. See “Investment Overview” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$2.50	$997.50
Total	$1,250,000	$3,125	$1,246,875

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3)See “Use of proceeds and hedging” on page 36.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying prospectus supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2023  Index Supplement dated November 16, 2023  Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

Terms continued from previous page:
Redemption payment:	The redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent monthly coupon otherwise due with respect to the related observation date.
Redemption dates:

Quarterly, on April 11, 2025, July 11, 2025, October 14, 2025, January 13, 2026, April 13, 2026, July 13, 2026, October 14, 2026, January 13, 2027, April 13, 2027, July 13, 2027 and October 14, 2027. If any such day is not a business day, the redemption payment will be made on the next succeeding business day and no adjustment will be made to any redemption payment made on that succeeding business day.

Initial share price:

With respect to the XBI Shares: $92.31, which is the closing price of such underlying shares on the pricing date

With respect to the KRE Shares: $60.09, which is the closing price of such underlying shares on the pricing date

With respect to the GDX Shares: $35.90, which is the closing price of such underlying shares on the pricing date

Final share price:	With respect to each of the underlying shares, the respective closing price on the final observation date multiplied by the applicable adjustment factor on such day
Determination closing price:	With respect to each of the underlying shares, on any trading day, the closing price of such underlying shares on such day multiplied by the applicable adjustment factor on such day
Worst performing underlying shares:	The underlying shares with the largest percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	With respect to each of the underlying shares, final share price divided by the initial share price
Coupon barrier level:

With respect to the XBI Shares: $64.617, which is 70% of the initial share price for such underlying shares

With respect to the KRE Shares: $42.063, which is 70% of the initial share price for such underlying shares

With respect to the GDX Shares: $25.13, which is 70% of the initial share price for such underlying shares

Downside threshold level:

With respect to the XBI Shares: $55.386, which is 60% of the initial share price for such underlying shares

With respect to the KRE Shares: $36.054, which is 60% of the initial share price for such underlying shares

With respect to the GDX Shares: $21.54, which is 60% of the initial share price for such underlying shares

Coupon payment dates:

Monthly, as set forth under “Observation Dates and Coupon Payment Dates” below. If any such day is not a business day, that contingent monthly coupon, if any, will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent monthly coupon, if any, with respect to the final observation date will be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates and Coupon Payment Dates” below, subject to postponement for non-trading days and certain market disruption events. We also refer to January 10, 2028 as the final observation date.

Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
CUSIP / ISIN:	61774FLL4 / US61774FLL49
Listing:	The securities will not be listed on any securities exchange.

Observation Dates and Coupon Payment Dates

Observation Dates	Coupon Payment Dates
February 10, 2025	February 13, 2025
March 10, 2025	March 13, 2025
April 8, 2025	April 11, 2025
May 8, 2025	May 13, 2025
June 9, 2025	June 12, 2025
July 8, 2025	July 11, 2025
August 8, 2025	August 13, 2025
September 8, 2025	September 11, 2025
October 8, 2025	October 14, 2025
November 10, 2025	November 14, 2025
December 8, 2025	December 11, 2025
January 8, 2026	January 13, 2026
February 9, 2026	February 12, 2026
March 9, 2026	March 12, 2026
April 8, 2026	April 13, 2026
May 8, 2026	May 13, 2026
June 8, 2026	June 11, 2026
July 8, 2026	July 13, 2026
August 10, 2026	August 13, 2026
September 8, 2026	September 11, 2026
October 8, 2026	October 14, 2026
November 9, 2026	November 13, 2026
December 8, 2026	December 11, 2026
January 8, 2027	January 13, 2027
February 8, 2027	February 11, 2027
March 8, 2027	March 11, 2027
April 8, 2027	April 13, 2027
May 10, 2027	May 13, 2027
June 8, 2027	June 11, 2027
July 8, 2027	July 13, 2027
August 9, 2027	August 12, 2027
September 8, 2027	September 13, 2027
October 8, 2027	October 14, 2027
November 8, 2027	November 12, 2027
December 8, 2027	December 13, 2027
January 10, 2028 (final observation date)	January 13, 2028 (maturity date)

January 2025  Page 2

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

Investment Overview

Callable Contingent Income Securities

Principal at Risk Securities

Callable Contingent Income Securities due January 13, 2028 Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF (which we refer to together as the “underlying shares”) is at or above 70% of its respective initial share price, which we refer to as the respective coupon barrier level, on the related observation date. If the determination closing price of any of the underlying shares is less than the coupon barrier level for such underlying shares on any observation date, we will pay no coupon for the related monthly period. It is possible that the determination closing price of one or more of the underlying shares will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons during the entire 3-year term of the securities. Even if each of the underlying shares were to close at or above the coupon barrier level for such underlying shares on some monthly observation dates, the price of any of the underlying shares may fluctuate below the respective coupon barrier level on others. In addition, even if one of the underlying shares were to be at or above the coupon barrier level for such underlying shares on all monthly observation dates, you will receive a contingent monthly coupon only with respect to the observation dates on which the other underlying shares are also at or above their respective coupon barrier levels for such underlying shares, if any. In addition, beginning on April 11, 2025, we will redeem the securities on any quarterly redemption date, for a redemption payment equal to the sum of the stated principal amount plus any contingent monthly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying shares. At maturity, if the securities have not been previously redeemed and if the final share price of each of the underlying shares is greater than or equal to 60% of the respective initial share price, which we refer to as the downside threshold level, the payment at maturity will be the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to the respective coupon barrier level, the related contingent monthly coupon. If, however, the final share price of any of the underlying shares is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any of the underlying shares and also the risk of not receiving any monthly coupons throughout the entire term of the securities.

Maturity:	3 years, unless redeemed earlier based on the output of a risk neutral valuation model
Contingent monthly coupon:

If, on any observation date, the determination closing price of each of the underlying shares is greater than or equal to its respective coupon barrier level, we will pay a contingent monthly coupon at an annual rate of 18.30% (corresponding to approximately $15.25 per month per security) on the related contingent coupon payment date.

If, on any observation date, the determination closing price of any of the underlying shares is less than the coupon barrier level for such underlying shares, no contingent monthly coupon will be paid with respect to that observation date. It is possible that one or more of the underlying shares will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons.

Early redemption:

Beginning on April 11, 2025, we will redeem the securities on any quarterly redemption date for an early redemption payment equal to the stated principal amount plus any contingent monthly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying shares. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the securities when it would otherwise be

January 2025  Page 3

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the determination closing price of each of the underlying shares on the observation dates is at or above its respective coupon barrier level, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to redeem the securities when the determination closing price of any of the underlying shares is below its respective coupon barrier level and/or when the final share price of any of the underlying shares is expected to be below the downside threshold level, such that you will receive no contingent monthly coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not redeem the securities, it is more likely that you will receive few or no contingent monthly coupons and suffer a significant loss at maturity.

Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to the respective coupon barrier level, the contingent monthly coupon with respect to the final observation date.

If the final share price of any of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $986.50.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon barrier levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

January 2025  Page 4

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

January 2025  Page 5

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest and instead will pay a contingent monthly coupon but only if the determination closing price of each of the underlying shares is at or above 70% of its initial share price, which we refer to as the respective coupon barrier level, on the related observation date. These securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest if any of the underlying shares closes below the coupon barrier level for such underlying shares on the observation dates, and the risk of an early redemption of the securities based on the output of a risk neutral valuation model. The following scenarios are for illustrative purposes only to demonstrate how the payment at maturity and contingent monthly coupon (if the securities have not previously been redeemed) are determined, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed based on the output of a risk neutral valuation model, the contingent monthly coupon may be payable with respect to none of, or some but not all of, the monthly periods, and the payment at maturity may be less than 60% of the stated principal amount and could be zero. Investors will not participate in any appreciation in any of the underlying shares.

Scenario 1: The securities are redeemed prior to maturity.

This scenario assumes that the securities are redeemed prior to the maturity date on one of the quarterly redemption dates, starting on April 11, 2025, based on the output of a risk neutral valuation model, for the redemption payment equal to the stated principal amount plus any contingent monthly coupon with respect to the relevant observation date, as applicable. Prior to the early redemption, each of the underlying shares closes at or above its respective coupon barrier level on some or all of the monthly observation dates. In this scenario, investors receive the contingent monthly coupon with respect to each such observation date, but not for the monthly periods for which one or more of the underlying shares close(s) below the respective coupon barrier level on the related observation date. No further payments will be made on the securities once they have been redeemed.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity.

This scenario assumes that the securities are not redeemed on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, each of the underlying shares closes at or above its respective coupon barrier level on some monthly observation dates, but one or more of the underlying shares close(s) below the respective coupon barrier level(s) for such underlying shares on the others. Investors will receive the contingent monthly coupon for the monthly periods for which the determination closing price of each of the underlying shares is at or above its respective coupon barrier level on the related observation date, but not for the monthly periods for which one or more of the underlying shares close(s) below the respective coupon barrier level(s) on the related observation date. On the final observation date, each of the underlying shares closes at or above its downside threshold level. At maturity, investors receive the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to the respective coupon barrier level, the contingent monthly coupon with respect to the final observation date.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity.

This scenario assumes that the securities are not redeemed on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, one or more of the underlying shares close(s) below the respective coupon barrier level(s) on every monthly observation date. Since one or more of the underlying shares close(s) below the respective coupon barrier level(s) on every monthly observation date, investors do not receive any contingent monthly coupon. On the final observation date, one or more of the underlying shares close(s) below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

January 2025  Page 6

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

Underlyings Summary

SPDR® S&P® Biotech ETF

The SPDR® S&P® Biotech ETF is an exchange-traded fund managed by SSGA Funds Management, Inc., which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Biotechnology Select Industry Index. The SPDR® Series Trust is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Biotech ETF. It is possible that this fund may not fully replicate the performance of the S&P® Biotechnology Select Industry Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the SPDR® Series Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XBI Shares is accurate or complete.

Information as of market close on January 8, 2025:

Bloomberg Ticker Symbol:	XBI UP
Current Share Price:	$92.31
52 Weeks Ago:	$93.42
52 Week High (on 11/8/2024):	$104.18
52 Week Low (on 4/25/2024):	$82.22

This document relates only to the securities referenced hereby and does not relate to the XBI Shares. We have derived all disclosures contained in this document regarding the SPDR® Series Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® Series Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR® Series Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XBI Shares (and therefore the price of the XBI Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® Series Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XBI Shares.

We and/or our affiliates may presently or from time to time engage in business with the SPDR® Series Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR® Series Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XBI Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the SPDR® Series Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XBI Shares.

“Standard & Poor’s®,” “S&P®,” “SPDR®” and “S&P® Biotechnology Select Industry Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the SPDR® Series Trust. S&P®, S&P® Global Inc. and the SPDR® Series Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the SPDR® Series Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P® Biotechnology Select Industry Index. The S&P® Biotechnology Select Industry Index (Bloomberg ticker: SPSIBI) is managed by S&P® and is a modified equal weighted index designed to measure the performance of stocks in the S&P® Total Market Index that are classified as part of the Biotechnology sub-industry under the Global Industry Classification Standard.

January 2025  Page 7

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

SPDR® S&P® Regional Banking ETF

The SPDR® S&P® Regional Banking ETF is an exchange-traded fund managed by SSGA Funds Management, Inc., which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Regional Banks Select Industry Index. The SPDR® Series Trust is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Regional Banking ETF. Information provided to or filed with the Commission by the SPDR® Series Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the KRE Shares is accurate or complete.

Information as of market close on January 8, 2025:

Bloomberg Ticker Symbol:	KRE UP
Current Share Price:	$60.09
52 Weeks Ago:	$52.21
52 Week High (on 11/25/2024):	$68.90
52 Week Low (on 4/16/2024):	$45.75

This document relates only to the securities referenced hereby and does not relate to the KRE Shares. We have derived all disclosures contained in this document regarding the SPDR® Series Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® Series Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR® Series Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the KRE Shares (and therefore the price of the KRE Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® Series Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the KRE Shares.

We and/or our affiliates may presently or from time to time engage in business with the SPDR® Series Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR® Series Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the KRE Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the SPDR® Series Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the KRE Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®” and “SPDR® Series Trust” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the SPDR® Series Trust. S&P®, S&P® Global Inc. and the SPDR® Series Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the SPDR® Series Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P® Regional Banks Select Industry Index. The S&P® Regional Banks Select Industry Index is a modified equal weighted index composed of stocks in the S&P® Total Market Index that are classified as part of the Regional Banks sub-industry under the Global Industry Classification Standard. For additional information about the S&P® Regional Banks Select Industry Index, see the information set forth under “Regional Banks Select Industry Index” in the accompanying index supplement.

January 2025  Page 8

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

VanEck® Gold Miners ETF

The VanEck® Gold Miners ETF is an exchange-traded fund managed by VanEck, a registered investment company that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index. VanEck® ETF Trust (the “Trust”) is an investment portfolio managed by VanEck. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-123257 and 811-10325, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the GDX Shares is accurate or complete.

Information as of market close on January 8, 2025:

Bloomberg Ticker Symbol:	GDX UP
Current Share Price:	$35.90
52 Weeks Ago:	$29.70
52 Week High (on 10/22/2024):	$44.09
52 Week Low (on 2/28/2024):	$25.78

This document relates only to the securities referenced hereby and does not relate to the GDX Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GDX Shares (and therefore the price of the GDX Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the GDX Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the GDX Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the GDX Shares.

Market VectorsSM is a service mark of Van Eck Associates Corporation (“Van Eck”). The securities are not sponsored, endorsed, sold, or promoted by Van Eck. Van Eck makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

NYSE Arca Gold Miners Index. The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold and silver. The NYSE Arca Gold Miners Index includes common stocks, American depositary receipts or global depositary receipts of selected companies involved in the mining for gold and silver ore and are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. For additional information about the NYSE Arca Gold Miners Index, please see the information set forth under “NYSE Arca Gold Miners Index” in the accompanying index supplement.

January 2025  Page 9

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the determination closing price of each of the underlying shares on each monthly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each of the underlying shares on the final observation date. Any early redemption of the securities will be based on the output of a risk neutral valuation model. The actual initial share price, coupon barrier level and downside threshold level for each of the underlying shares are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Contingent Monthly Coupon:

If, on any observation date, the determination closing price of each of the underlying shares is greater than or equal to its respective coupon barrier level, we will pay a contingent monthly coupon at an annual rate of 18.30% (corresponding to approximately $15.25 per month per security*) on the related contingent coupon payment date.

If, on any observation date, the determination closing price of any of the underlying shares is less than the coupon barrier level for such underlying shares, no contingent monthly coupon will be paid with respect to that observation date. It is possible that one or more of the underlying shares will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons.

Call Feature:

Beginning on April 11, 2025, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the securities, we will give you notice no later than the observation date preceding the redemption date specified in the notice. Any redemption payment will be equal to the stated principal amount plus any contingent monthly coupon otherwise due with respect to the related observation date. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

Payment at Maturity (if the securities have not been redeemed early):

If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to the respective coupon barrier level, the contingent monthly coupon with respect to the final observation date.

If the final share price of any of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the XBI Shares: $80.00 With respect to the KRE Shares: $60.00 With respect to the GDX Shares: $30.00
Hypothetical Coupon Barrier Level:

With respect to the XBI Shares: $56.00, which is 70% of the hypothetical initial share price for such underlying shares

With respect to the KRE Shares: $42.00, which is 70% of the hypothetical initial share price for such underlying shares

With respect to the GDX Shares: $21.00, which is 70% of the hypothetical initial share price for such underlying shares

Hypothetical Downside Threshold Level:

With respect to the XBI Shares: $48.00, which is 60% of the hypothetical initial share price for such underlying shares

With respect to the KRE Shares: $36.00, which is 60% of the hypothetical initial share price for such underlying shares

With respect to the GDX Shares: $18.00, which is 60% of the hypothetical initial share price for such underlying shares

*The actual contingent monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $15.25 is used in these examples for ease of analysis.

January 2025  Page 10

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

How to determine whether a contingent monthly coupon is payable with respect to an observation date (if the securities have not been previously redeemed):

	Determination Closing Price		Contingent Monthly Coupon
	XBI Shares	KRE Shares	GDX Shares
Hypothetical Observation Date 1	$60.00 (at or above coupon barrier level)	$55.00 (at or above coupon barrier level)	$31.00 (at or above coupon barrier level)	$15.25
Hypothetical Observation Date 2	$58.00 (at or above coupon barrier level)	$26.00 (below coupon barrier level)	$12.00 (below coupon barrier level)	$0
Hypothetical Observation Date 3	$36.00 (below coupon barrier level)	$51.00 (at or above coupon barrier level)	$26.00 (at or above coupon barrier level)	$0
Hypothetical Observation Date 4	$40.00 (below coupon barrier level)	$29.00 (below coupon barrier level)	$14.00 (below coupon barrier level)	$0

On hypothetical observation date 1, the XBI Shares, the KRE Shares and the GDX Shares all close at or above their respective coupon barrier levels. Therefore a contingent monthly coupon of $15.25 is paid on the relevant coupon payment date.

On each of the hypothetical observation dates 2 and 3, at least one of the underlying shares closes at or above its coupon barrier level but one or both of the other underlying shares close(s) below their respective coupon barrier level(s). Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlying shares closes below its respective coupon barrier level and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

How to calculate the payment at maturity (if the securities have not been redeemed early):

	Final Share Price			Payment at Maturity
	XBI Shares	KRE Shares	GDX Shares
Example 1:	$60.00 (at or above the downside threshold level and coupon barrier level)	$82.00 (at or above the downside threshold level and coupon barrier level)	$35.00 (at or above the downside threshold level and coupon barrier level)	$1,015.25 (the stated principal amount plus the contingent monthly coupon with respect to the final observation date)
Example 2:	$52.00 (at or above the downside threshold level)	$24.00 (below the downside threshold level)	$21.00 (at or above the downside threshold level)	$1,000 × share performance factor of the worst performing underlying shares = $1,000 × ($24.00 / $60.00) = $400
Example 3:	$32.00 (below the downside threshold level)	$38.00 (at or above the downside threshold level)	$14.00 (below the downside threshold level)	$1,000 × ($32.00 / $80.00) = $400
Example 4:	$24.00 (below the downside threshold level)	$24.00 (below the downside threshold level)	$12.00 (below the downside threshold level)	$1,000 × ($24.00 / $80.00) = $300
Example 5:	$32.00 (below the downside threshold level)	$18.00 (below the downside threshold level)	$12.00 (below the downside threshold level)	$1,000 × ($18.00 / $60.00) = $300

In example 1, the final share prices of the XBI Shares, the KRE Shares and the GDX Shares are all at or above their respective downside threshold levels and their respective coupon barrier levels. Therefore, investors receive at maturity the stated principal

January 2025  Page 11

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

amount of the securities and the contingent monthly coupon with respect to the final observation date. However, investors do not participate in the appreciation of any of the underlying shares.

In examples 2 and 3, the final share price(s) of one or two of the underlying shares are at or above their respective downside threshold level(s) but the final share price(s) of one or both the other underlying shares are below their respective downside threshold level(s). Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity and receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares.

Similarly, in examples 4 and 5, the final share price of each of the underlying shares is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. In example 4, the XBI Shares have declined 70% from the respective initial share price to the respective final share price, while the KRE Shares have declined 60% from the respective initial share price to the respective final share price and the GDX Shares have declined 60% from the respective initial share price to the respective final share price. Therefore, the payment at maturity equals the stated principal amount multiplied by the share performance factor of the XBI Shares, which are the worst performing underlying shares in this example. In example 5, the XBI Shares have declined 60% from the respective initial share price to the respective final share price and the GDX Shares have declined 60% from the respective initial share price to the respective final share price, while the KRE Shares have declined 70% from the respective initial share price to the respective final share price. Therefore the payment at maturity equals the stated principal amount multiplied by the share performance factor of the KRE Shares, which are the worst performing underlying shares in this example.

If the securities have not been redeemed prior to maturity and the final share price of ANY of the underlying shares is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying shares at maturity, and your payment at maturity will be less than $600 per security and could be zero.

January 2025  Page 12

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of principal. If the securities have not been redeemed prior to maturity and the final share price of any of the underlying shares is less than its downside threshold level of 60% of its initial share price, you will be exposed to the decline in the final share price of the worst performing underlying shares, as compared to its initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. In this case, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

￭The securities do not provide for regular interest payments. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. The securities will pay a contingent monthly coupon only if the determination closing price of each of the underlying shares is at or above 70% of its respective initial share price, which we refer to as the respective coupon barrier level, on the related observation date. If, on the other hand, the determination closing price of any of the underlying shares is lower than the coupon barrier level for such underlying shares on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price(s) of one or more of the underlying shares will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The securities have early redemption risk. The term of the securities, and thus your opportunity to earn a potentially above-market coupon if the determination closing price of each of the underlying shares is greater than or equal to the coupon barrier level for such underlying shares on monthly observation dates, will be limited if we redeem the securities based on the output of a risk neutral valuation model on any quarterly redemption date, beginning April 11, 2025. The term of your investment in the securities may be limited to as short as three months. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the securities when it would be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the determination closing price of each of the underlying shares on the observation dates is at or above the coupon barrier level for such underlying shares, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to redeem the securities when the determination closing price of any of the underlying shares is below the respective coupon barrier level and/or when the final share price for any of the underlying shares is expected to be below the respective downside threshold level, such that you will receive no contingent monthly coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not redeem the securities, it is more likely that you will receive few or no contingent monthly coupons and suffer a significant loss at maturity.

￭The contingent monthly coupon, if any, is based only on the price of each of the underlying shares on the related monthly observation date. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period, based on the determination closing price of each of the underlying shares on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant monthly period. Moreover, because the contingent monthly coupon is based solely on the price of each of the underlying shares on monthly observation dates, if the determination closing price of any of the underlying shares on any observation date is below the coupon barrier level for such underlying shares, you will receive no coupon for the related interest period, even if the level of such underlying shares was at or above its respective coupon barrier level on other days during that interest period and even if the determination closing prices of the other underlying shares are at or above the coupon barrier levels for such underlying shares.

￭Investors will not participate in any appreciation in any of the underlying shares. Investors will not participate in any appreciation in any of the underlying shares from the initial share price for such underlying shares, and the return on the securities will be limited to the contingent monthly coupons, if any, that are paid with respect to each observation date on which the

January 2025  Page 13

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

determination closing price of each of the underlying shares is greater than or equal to its respective coupon barrier level until the securities are redeemed or reach maturity.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each of the underlying shares on any day, including in relation to its respective coupon barrier level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of each of the underlying shares and of the stocks composing their respective share underlying indices,

owhether the determination closing price of any of the underlying shares has been below its respective coupon barrier level on any observation date,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying shares or securities markets generally and which may affect the value of each of the underlying shares, odividend rates on the securities underlying the share underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying shares and changes in the constituent stocks of the share underlying indices,

othe occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor,

othe exchange rates of the U.S. dollar relative to the currencies in which the stocks constituting the NYSE Arca Gold Miners Index trade, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any of the underlying shares has closed near or below its respective coupon barrier level, and especially if any of the underlying shares has closed near or below its respective downside threshold level, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of any of the underlying shares based on its historical performance. The price of any of the underlying shares may decrease and close below the coupon barrier level for such underlying shares on each observation date so that you will receive no return on your investment, and one or more of the underlying shares may close below the respective downside threshold level(s) on the final observation date so that you lose more than 40% or all of your initial investment in the

January 2025  Page 14

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

securities. There can be no assurance that the determination closing price of each of the underlying shares will be at or above the respective coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period or that they will be at or above their respective downside threshold levels on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. See “SPDR® S&P® Biotech ETF Historical Performance,” “SPDR® S&P® Regional Banking ETF Historical Performance” and “VanEck® Gold Miners ETF Historical Performance” below.

￭Investing in the securities is not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares and the share underlying indices), including trading in the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the

January 2025  Page 15

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of one or more of the underlying shares, and, therefore, could increase (i) the coupon barrier level for such underlying shares, which, if the securities have not been redeemed, is the value at or above which such underlying shares must close on the observation dates in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlying shares), and (ii) the downside threshold level for such underlying shares, which, if the securities have not been redeemed prior to maturity, is the value at or above which the underlying shares must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities could affect the value of any of the underlying shares on the observation dates, and, accordingly, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying shares).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share price, coupon barrier level and downside threshold level for each of the underlying shares, the payment at maturity, if any, whether you receive a contingent monthly coupon on each coupon payment date and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the closing price of any of the underlying shares in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Additional Terms of the Securities—Additional Terms—Calculation agent,” “—Market disruption event,” “—Postponement of observation dates,” “—Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” and “—Alternate exchange calculation in case of an event of default” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax consequences of an investment in the securities, possibly retroactively.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

January 2025  Page 16

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

Risks Relating to the Underlying Shares

￭You are exposed to the price risk of each of the underlying shares, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of all three of the underlying shares. Rather, it will be contingent upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by any of the underlying shares over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. To receive any contingent monthly coupons, each of the underlying shares must close at or above its respective coupon barrier level on the applicable observation date. In addition, if any of the underlying shares has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying shares over the term of the securities on a 1-to-1 basis, even if the other underlying shares have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlying shares.

￭Because the securities are linked to the performance of the worst performing underlying shares, you are exposed to greater risks of receiving no contingent monthly coupons and sustaining a significant loss on your investment than if the securities were linked to just one of the underlying shares. The risk that you will not receive any contingent monthly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one of the underlying shares. With three underlying shares, it is more likely that any of the underlying shares will close below its coupon barrier level on any observation date, or below its downside threshold level on the final observation date, than if the securities were linked to only one of the underlying shares. Therefore, it is more likely that you will not receive any contingent monthly coupons and that you will suffer a significant loss on your investment.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the biotechnology sector. The stocks included in the S&P® Biotechnology Select Industry Index and that are generally tracked by the SPDR® S&P® Biotech ETF are stocks of companies primarily engaged in research, development, manufacturing and/or marketing of products based on genetic analysis and genetic engineering. Because the value of the securities is linked to the performance of the underlying shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the biotechnology sector.  Industry-specific risks to which companies in the biotechnology sector are subject may include the following:

oAfter spending heavily on research and development, their products or services may not prove commercially successful or may become obsolete quickly; existing and expected interest rate levels;

oThe biotechnology industry may be subject to greater governmental regulation than other industries, and changes in governmental policies and the need for regulatory approvals may have a material adverse effect on the industry;

oCompanies in the biotechnology industry are subject to risks arising from new technologies and competitive pressures; and

oCompanies in the biotechnology industry are heavily dependent on patents and intellectual property rights. The loss or impairment of these rights may adversely affect the profitability of these companies.

The XBI Shares may be subject to increased price volatility as it is linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector. The price of the XBI Shares may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the banking sector. The stocks included in the S&P® Regional Banks Select Industry Index and that are generally tracked by the underlying shares are issued by companies whose primary lines of business are directly associated with the banking sector. The performance of bank stocks may be affected by governmental regulation that may limit the amount and types of loans and other financial commitments that banks can make, the interest rates and fees they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the banking sector. Banks may also be subject to severe price competition. The banking industry is highly competitive, and thus, failure to maintain or increase market share may adversely affect profitability.

Investments in regional banks, which may be small or medium in size, may involve greater risk than investing in larger, more established banks. Securities of regional banks are often less liquid and subject to greater volatility and less trading volume than is customarily associated with securities of larger banks. A regional bank's financial performance may be dependent upon the

January 2025  Page 17

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

business environment in certain geographic regions of the United States and, as a result, adverse economic or employment developments in such regions may negatively impact such regional bank.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the gold and silver mining industry. The securities are subject to certain risks applicable to the gold and silver mining industry. The stocks included in the NYSE Arca Gold Miners Index and that are generally tracked by the GDX Shares are stocks of companies primarily engaged in the mining of gold or silver. The underlying shares may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector.

Because the GDX Shares primarily invests in stocks, American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”) of companies that are involved in the gold mining industry, the underlying shares are subject to certain risks associated with such companies.

Competitive pressures may have a significant effect on the financial condition of companies in the gold mining industry. Also, gold mining companies are highly dependent on the price of gold. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

The GDX Shares invests to a lesser extent in stocks, ADRs and GDRs of companies involved in the silver mining industry. Silver mining companies are highly dependent on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Mexico and Peru. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry, photography and silverware.

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The price of the GDX Shares tracks the performance of the NYSE Arca Gold Miners Index, which measures the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭The securities are subject to currency exchange risk. Because the price of the GDX Shares tracks the performance of the NYSE Arca Gold Miners Index, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the share underlying index, the price of the GDX Shares will be adversely affected and the payment at maturity on the securities may be reduced.

January 2025  Page 18

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

Of particular importance to potential currency exchange risk are:

oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

othe balance of payments between countries; and

othe extent of governmental surpluses or deficits in the relevant countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the share underlying index and the United States and other countries important to international trade and finance.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

￭Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the securities. The investment advisor to each of the underlying shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying indices. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of each of the share underlying indices is responsible for calculating and maintaining the share underlying indices. The publisher may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the securities. The publisher of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index.  In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices.  All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index.  Finally, because the shares of each of the underlying shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final observation date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

January 2025  Page 19

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

SPDR® S&P® Biotech ETF Historical Performance

The following graph sets forth the daily closing prices of the XBI Shares for the period from January 1, 2020 through January 8, 2025. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the XBI Shares for each quarter in the same period. The closing price of the XBI Shares on January 8, 2025 was $92.31. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XBI Shares have at times experienced periods of high volatility, and you should not take the historical closing prices of the XBI Shares as an indication of their future performance. No assurance can be given as to the closing price of the XBI Shares on any observation date, including the final observation date.

XBI Shares Daily Closing Prices January 1, 2020 to January 8, 2025

*The black solid line indicates the coupon barrier level, which is 70% of the initial share price, and the red solid line indicates the downside threshold level, which is 60% of the initial share price.

January 2025  Page 20

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

SPDR® S&P® Biotech ETF (CUSIP: 78464A870)	High ($)	Low ($)	Period End ($)
2020
First Quarter	98.35	65.95	77.44
Second Quarter	114.17	73.26	111.95
Third Quarter	120.36	103.87	111.43
Fourth Quarter	151.14	110.36	140.78
2021
First Quarter	173.99	129.36	135.65
Second Quarter	139.69	122.48	135.40
Third Quarter	138.49	118.69	125.71
Fourth Quarter	134.15	108.77	111.96
2022
First Quarter	115.44	81.07	89.88
Second Quarter	96.09	62.81	74.27
Third Quarter	94.90	75.06	79.32
Fourth Quarter	85.66	76.72	83.00
2023
First Quarter	91.97	73.13	76.21
Second Quarter	90.23	75.38	83.20
Third Quarter	85.76	71.88	73.02
Fourth Quarter	90.86	64.12	89.29
2024
First Quarter	102.89	87.05	94.89
Second Quarter	94.12	82.22	92.71
Third Quarter	102.43	90.87	98.80
Fourth Quarter	104.18	89.81	90.06
2025
First Quarter (through January 8, 2025)	92.87	91.53	92.31

January 2025  Page 21

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

SPDR® S&P® Regional Banking ETF Historical Performance

The following graph sets forth the daily closing prices of the KRE Shares for the period from January 1, 2020 through January 8, 2025. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the KRE Shares for each quarter in the same period. The closing price of the KRE Shares on January 8, 2025 was $60.09. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The KRE Shares have at times experienced periods of high volatility, and you should not take the historical closing prices of the KRE Shares as an indication of their future performance. No assurance can be given as to the closing price of the KRE Shares on any observation date, including the final observation date.

KRE Shares Daily Closing Prices January 1, 2020 to January 8, 2025

*The black solid line indicates the coupon barrier level, which is 70% of the initial share price, and the red solid line indicates the downside threshold level, which is 60% of the initial share price.

January 2025  Page 22

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

SPDR® S&P® Regional Banking ETF (CUSIP: 78464A698)	High ($)	Low ($)	Period End ($)
2020
First Quarter	58.41	28.13	32.59
Second Quarter	46.02	29.52	38.39
Third Quarter	41.18	33.90	35.68
Fourth Quarter	51.95	35.92	51.95
2021
First Quarter	71.10	51.71	66.34
Second Quarter	71.33	63.66	65.53
Third Quarter	68.61	59.87	67.75
Fourth Quarter	75.45	66.81	70.85
2022
First Quarter	78.78	67.01	68.90
Second Quarter	68.24	56.85	58.09
Third Quarter	68.54	56.83	58.88
Fourth Quarter	65.49	56.83	58.74
2023
First Quarter	64.79	42.24	43.86
Second Quarter	44.59	36.08	40.83
Third Quarter	49.04	40.59	41.77
Fourth Quarter	53.82	38.57	52.43
2024
First Quarter	53.00	46.83	50.28
Second Quarter	51.19	45.75	49.10
Third Quarter	59.23	47.94	56.60
Fourth Quarter	68.90	54.59	60.35
2025
First Quarter (through January 8, 2025)	60.68	59.68	60.09

January 2025  Page 23

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

VanEck® Gold Miners ETF Historical Performance

The following graph sets forth the daily closing prices of the GDX Shares for the period from January 1, 2020 through January 8, 2025. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the GDX Shares for each quarter in the same period. The closing price of the GDX Shares on January 8, 2025 was $35.90. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The GDX Shares have at times experienced periods of high volatility, and you should not take the historical closing prices of the GDX Shares as an indication of their future performance. No assurance can be given as to the closing price of the GDX Shares on any observation date, including the final observation date.

GDX Shares Daily Closing Prices January 1, 2020 to January 8, 2025

*The black solid line indicates the coupon barrier level, which is 70% of the initial share price, and the red solid line indicates the downside threshold level, which is 60% of the initial share price.

January 2025  Page 24

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

VanEck® Gold Miners ETF (CUSIP: 92189F106)	High ($)	Low ($)	Period End ($)
2020
First Quarter	31.05	19.00	23.04
Second Quarter	37.21	24.03	36.68
Third Quarter	44.53	36.17	39.16
Fourth Quarter	41.42	33.42	36.02
2021
First Quarter	38.51	30.90	32.50
Second Quarter	39.68	33.60	33.98
Third Quarter	35.09	28.91	29.47
Fourth Quarter	34.90	29.33	32.03
2022
First Quarter	38.91	29.30	38.35
Second Quarter	40.87	27.38	27.38
Third Quarter	28.16	21.86	24.12
Fourth Quarter	30.04	22.68	28.66
2023
First Quarter	33.27	26.68	32.35
Second Quarter	35.87	29.22	30.11
Third Quarter	32.63	26.91	26.91
Fourth Quarter	31.98	25.91	31.01
2024
First Quarter	31.62	25.78	31.62
Second Quarter	37.24	32.03	33.93
Third Quarter	41.64	33.89	39.82
Fourth Quarter	44.09	33.77	33.91
2025
First Quarter (through January 8, 2025)	35.90	34.58	35.90

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying index:

With respect to the XBI Shares, the S&P® Biotechnology Select Industry Index

With respect to the KRE Shares, the S&P® Regional Banks Select Industry Index

With respect to the GDX Shares, the NYSE Arca Gold Miners Index

Share underlying index publisher:

With respect to each of the KRE Shares and the XBI Shares, S&P® Dow Jones Indices LLC, or any successor thereof.

With respect to each of the GDX Shares, ICE Data Indices, LLC, or any successor thereof.

Denominations:	$1,000 per security and integral multiples thereof
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:

One business day prior to the related scheduled coupon payment date; provided that any contingent monthly coupon payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of observation dates:

The observation dates are subject to postponement due to non-trading days or certain market disruption events, as described in the following paragraph.

If a market disruption event with respect to any of the underlying shares occurs on any scheduled observation date, or if any such observation date is not a trading day, the closing price solely for such underlying shares for such date will be determined on the immediately succeeding trading day on which no market disruption event will have occurred with respect to such affected underlying shares; provided that the determination closing price for any of the underlying shares will not be determined on a date later than the fifth scheduled trading day after the scheduled observation date and if such date is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the closing price of the affected underlying shares on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for such underlying shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of coupon payment dates (including the maturity date and redemption dates):

If any scheduled coupon payment date is not a business day, that monthly coupon, if any, shall be paid on the next succeeding business day; provided that the contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, any observation date with respect to any of the underlying shares is postponed so that it falls less than two business days prior to the scheduled coupon payment date, maturity date or redemption date, as applicable, the coupon payment date, maturity date or redemption date, as applicable, shall be postponed to the second business day following the observation date as postponed, by which date the closing price of each of the underlying shares has been determined. In any of these cases, no adjustment shall be made to any contingent monthly coupon payment, payment at maturity or redemption payment made on that postponed date.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Trading day:	With respect to the underlying shares, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, The Nasdaq Stock Market LLC (the

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

“Nasdaq”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.
Closing price:

Subject to the provisions set out under “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” below, the closing price for one share of an underlying shares (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i)if such underlying shares (or any such other security) are listed on a national securities exchange (other than the Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such underlying shares (or any such other security) are listed,

(ii)if such underlying shares (or any such other security) are securities of the Nasdaq, the official closing price of such underlying shares published by the Nasdaq on such day, or

(iii)if such underlying shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day for such underlying shares.

If such underlying shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such underlying shares (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to any of the underlying shares (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for such underlying shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for such underlying shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, such closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” below.

Market disruption event:

With respect to each of the underlying shares, market disruption event means:

(i) the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of such underlying shares on the primary market for such underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such underlying shares as a result of which the reported trading prices for such underlying shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to such underlying shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(b) a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index for such underlying shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index for such underlying shares or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market,

January 2025  Page 27

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index for an underlying shares is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index for such underlying shares will be based on a comparison of (x) the portion of the level of the share underlying index for such underlying shares attributable to that security relative to (y) the overall level of the share underlying index for such underlying shares, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the underlying shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in an underlying shares or in the futures or options contract related to the share underlying index for an underlying shares or an underlying shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index for an underlying shares or an underlying shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index for an underlying shares or an underlying shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index for an underlying shares or an underlying shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in an underlying shares, see “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” below.

Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation:

If trading in an underlying shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the SPDR® S&P® Biotech ETF, the SPDR® S&P® Regional Banking ETF or the VanEck® Gold Miners ETF is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the closing price of such underlying shares on any trading day following the discontinuance or liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the share underlying index for such underlying shares (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index for such underlying shares following such discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of such underlying shares and the denominator of which is the closing value of the share underlying index for such underlying shares (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a closing price was available.

If, subsequent to a discontinuance or liquidation event, the relevant share underlying index publisher discontinues publication of the share underlying index for such underlying shares and the relevant share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued share underlying index for such underlying shares (such index being referred to herein as a “successor index”), then any subsequent closing price for such underlying shares on any trading day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day, and, to the extent the value of the successor index differs from the value of the share underlying index for such underlying shares at the time of such substitution, proportionate adjustments shall be made by the calculation agent for purposes of calculating payments on the securities.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the relevant share underlying index publisher discontinues publication of the share underlying index for such underlying shares prior to, and such discontinuance is continuing on, an observation date, and the calculation agent determines, in its sole

January 2025  Page 28

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

discretion, that no successor index is available at such time, then the calculation agent will determine the closing price for such underlying shares for such date. Such closing price will be computed by the calculation agent in accordance with the formula for and method of calculating such share underlying index for such underlying shares last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index for such underlying shares without any rebalancing or substitution of such securities following such discontinuance.

Antidilution adjustments:

The adjustment factor with respect to each of the underlying shares shall be adjusted as follows:

If such underlying shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for such underlying shares will be adjusted by the calculation agent to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of such underlying shares.

No adjustment to an adjustment factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factors or method of calculating the adjustment factors and of any related determinations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due

January 2025  Page 29

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Trustee:	The Bank of New York Mellon, a New York banking corporation
Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent monthly coupon, the redemption payment and the payment at maturity, if any, shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each coupon payment date, upon early redemption or at maturity or whether a market disruption event has occurred. See “Market disruption event,” “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation.” MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to the securities on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the applicable coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

In the event that any coupon payment date is postponed due to the postponement of the relevant

January 2025  Page 30

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the applicable coupon payment date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of any coupon payment date, the business day immediately preceding the applicable scheduled coupon payment date, and (ii) with respect to notice of the date to which the applicable coupon payment date has been rescheduled, the business day immediately following the applicable observation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the redemption date or the business day preceding the maturity date, as applicable, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the redemption date or maturity date, as applicable.

January 2025  Page 31

Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Book entry security or certificated security:

Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “Forms of Securities—The Depositary” and “Forms of Securities—Global Securities” in the accompanying prospectus.

Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder

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Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and potential changes in applicable law.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

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Morgan Stanley Finance LLC

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Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

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Callable Contingent Income Securities due January 13, 2028
Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of one or more of the underlying shares, and, as a result, increase (i) the coupon barrier level for such underlying shares, which, if the securities have not been redeemed, is the level at or above which such underlying shares must close on each observation date in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlying shares), and (ii) the downside threshold level for such underlying shares, which, if the securities are not redeemed prior to maturity, is the level at or above which such underlying shares must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of such underlying shares on the observation dates, and, accordingly, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying shares).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the securities underlying the underlying shares in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts

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Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF
Principal at Risk Securities

of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. When you read the accompanying prospectus supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus.

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